EXHIBIT 21.1

List of Subsidiaries of Alexandria Real Estate Equities, Inc.

Alexandria Real Estate Equities, L.P.	ARE-377 Plantation Street, LLC
Alexandria Management, Inc.	ARE-381 Plantation Street, LLC
ARE Acquisitions, LLC	ARE-500 Arsenal Street, LLC
AREE-HOLDINGS, L.P.	ARE-620 Memorial Drive, LLC
AREE-HOLDINGS II, L.P.	ARE-700/730 South Raymond, LLC
ARE-GP HOLDINGS QRS CORP.	ARE-702 Electronic Drive, L.P.
ARE-GP/II HOLDINGS QRS CORP.	ARE-708 Quince Orchard, LLC
ARE-GP/III HOLDINGS QRS CORP.	ARE-708 Quince Orchard Loan, LLC
ARE-GP/IV HOLDINGS QRS CORP.	ARE-819/863 Mitten Road, LLC
ARE-GP/V HOLDINGS QRS CORP.	ARE-930 Clopper Road, LLC
ARE-GP/VI HOLDINGS QRS CORP.	ARE-940 Clopper Road, LLC
ARE-GP 708 Quince Orchard QRS Corp.	ARE-1201 Harbor Bay, LLC
ARE-QRS Corp.	ARE-1201 Clopper Loan, LLC
ARE-John Hopkins Court, LLC	ARE-1401 Research Boulevard, LLC
ARE-Lake View Building, LLC	ARE-1431 Harbor Bay, LLC
ARE-Metropolitan Grove I, LLC	ARE-1500 East Gude, LLC
ARE-Nexus Centre II, LLC	ARE-2001 Aliceanna Street, LLC
ARE-One Innovation Drive, LLC	ARE-2140 Durant Avenue, LLC
ARE-Technology Parkway SSF, LLC	ARE-2425/2400/2450 Garcia Bayshore, LLC
ARE-Western Newbrook, LLC	ARE-2625/2627/2631 Hanover, LLC
ARE-5 Triangle Drive, LLC	ARE-3005 First Avenue, LLC
ARE-19 Firstfield Road, LLC	ARE-3535/3565 General Atomics Court, LLC
ARE-20/22/1300 Quince Orchard, LLC	ARE-3770 Tansy Street, LLC
ARE-25/35/45 W. Watkins Corp.	ARE-4757 Nexus Centre, LLC
ARE-25/35/45 W. Watkins Loan Corp.	ARE-5100/5110 Campus Drive, L.P.
ARE-50 West Watkins Mill, LLC	ARE-6146 Nancy Ridge, LLC
ARE-55 Fillmore Street, LLC	ARE-6166 Nancy Ridge, LLC
ARE-60 Westview Street, LLC	ARE-7030 Kit Creek, LLC
ARE-79/96 Charlestown Navy Yard, LLC	ARE-8000/9000/10000 Virginia Manor, LLC
ARE-100 Phillips Parkway, LLC	ARE-9363/9373/9393 Towne Centre, LLC
ARE-100/800/801 Capitola, LLC	ARE-10150 Old Columbia, LLC
ARE-108 Alexander Road, LLC	ARE-10505 Roselle Street, LLC
ARE-129/153/161 Hill Street, LLC	ARE-10933 North Torrey Pines, LLC
ARE-150/154 Technology Parkway, LLC	ARE-11025 Roselle Street, LLC
ARE-170 Williams Drive, LLC	ARE-11035/11075 Roselle Street, LLC
ARE-215 College Road, LLC	ARE-11099 North Torrey Pines, LLC
ARE-279 Princeton Road, LLC	ARE-15020 Shady Grove, LLC
ARE-280 Pond Street, LLC